UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 27, 2021

DECKERS OUTDOOR CORPORATION
(Exact name of registrant as specified in its charter)

____________Delaware________________
(State or other jurisdiction of incorporation)

001-36436	95-3015862
(Commission File Number)	(I.R.S. Employer Identification No.)
250 Coromar Drive, Goleta, California 93117

Registrant's telephone number, including area code: (805) 967-7611

_______________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DECK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Director of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director

On January 27, 2021, the Board of Directors (the “Board”) of Deckers Outdoor Corporation (the “Company”) appointed Maha S. Ibrahim to serve on the Board effective as of February 1, 2021. Ms. Ibrahim will serve as a member of the Board until the Company’s next annual meeting of stockholders or until her successor is elected and qualified. Ms. Ibrahim has been appointed to serve on the Audit Committee.

Ms. Ibrahim, age 50, is currently a General Partner of Canaan Partners, an early stage venture capital firm, where she has worked since March 2000. Prior to joining Canaan Partners, from 1998 to 2000, she served as vice president of e-business at Qwest Communications, where she architected the company’s e-business strategy and spearheaded the redesign of Qwest.com, and previously served as Qwest Communication’s vice president of business development. From 2012 through 2020, Ms. Ibrahim served as a member of the board of directors of RealReal, Inc. (NASDAQ: REAL), an online brick-and-mortar marketplace for authenticated luxury consignment, providing leadership to the company through its 2019 initial public offering. Ms. Ibrahim currently serves on the boards of directors of a number of private innovative enterprise and consumer companies. Further, she has served as a trustee for the Carnegie Endowment for International Peace, a foreign policy think tank, since 2017. Ms. Ibrahim holds a Bachelor of Arts degree in Economics and a Master of Arts degree in Sociology Organizational Leadership from Stanford University, and a Doctor of Philosophy degree in Economics from the Massachusetts Institute of Technology.

Agreements with New Director

There are no arrangements or understandings between Ms. Ibrahim and any other person pursuant to which she was elected to serve on the Board. There are no relationships involving Ms. Ibrahim that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Ms. Ibrahim will enter into the Company’s standard indemnification agreement in the form previously filed with the Securities and Exchange Commission (the “SEC”) providing for indemnification and advancement of expenses to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Ms. Ibrahim will be compensated for her services on the Board in accordance with the Company’s standard compensation policy for non-employee directors as described in the definitive proxy statement on Schedule 14A relating to the Company’s 2020 Annual Meeting of Stockholders, which was filed with the SEC on July 27, 2020.

Item 7.01	Regulation FD Disclosure.
A copy of the press release announcing the appointment of Ms. Ibrahim as a director of the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided under this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description.
99.1	Press Release, dated February 1, 2021, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2021

Deckers Outdoor Corporation
/s/ Thomas Garcia
Thomas Garcia, General Counsel